UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Santander BanCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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207 Ponce de León Avenue
San Juan, Puerto Rico 00918

May 12, 2006

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of Santander BanCorp. The meeting will be held on June 15, 2006, at 10:00 a.m. at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico. The formal notice and proxy statement for this meeting are attached to this letter.

It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person, if you desire, but returning your proxy card will assure that your vote is counted if you are unable to attend. Your vote, regardless of the number of shares you own, is important.

I thank you for your cooperation.

Sincerely,

José R. González
President & Chief Executive Officer

SANTANDER BANCORP
207 Ponce de León Avenue
San Juan, Puerto Rico 00918

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 15, 2006

____________________________

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Santander BanCorp (the “Meeting”) for the year 2006 will be held at 10:00 a.m. on Thursday, June 15, 2006, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, to consider and act upon the following matters:

(1)	To elect two (2) directors for a three-year term;

(2)	To ratify the appointment of Deloitte & Touche, LLP (“D&T”) as the Corporation’s independent registered public accounting firm for the year ending December 31, 2006;

(3)	To transact any and all other business as may be properly brought before the Meeting or any adjournments thereof. Management at present knows of no other business to be brought before the Meeting.

     Stockholders of record at the close of business on May 5, 2006, are entitled to notice of and vote at the Meeting.

By Order of the Board of Directors,

Rafael S. Bonilla, Esq. Secretary

San Juan, Puerto Rico
May 12, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE IN WRITING OR IN PERSON ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

CONTENTS

ABOUT THE MEETING	1
SOLICITATION OF PROXIES	1
VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL	2
PRINCIPAL HOLDERS OF CAPITAL STOCK	2
Beneficial Owners of 5% or More	2
Beneficial Ownership by Officers, Directors or Nominees	2
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	3
BOARD OF DIRECTORS	3
PROPOSAL ONE: ELECTION OF CLASS C DIRECTORS FOR A THREE-YEAR TERM	4
NOMINEES FOR ELECTION	4
Class C Directors - Terms Expiring in 2009	4
MEMBERS OF THE BOARD OF DIRECTORS	5
Class A Directors - Terms Expiring in 2007	5
Class B Directors - Terms Expiring in 2008	5
OFFICERS	6
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES	8
Audit Committee	9
Executive Sessions of Independent Directors	9
Compensation and Nomination Committee	9
Compensation Committee Interlock and Insider Participation	10
COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK	10
Credit Committee	10
Trust Committee	11
COMPENSATION OF DIRECTORS AND OFFICERS	11
Compensation of Directors	11
Indemnification of Directors	11
Compensation of Executive Officers	12
Employee Agreements, Termination of Employment and Change in Control Arrangements	13
Annual Compensation	15
REPORT OF THE COMPENSATION AND NOMINATION COMMITTEE	15
General Policy	15
The President & Chief Executive Officer	16
Base Salaries of Executive Officers	16
Annual Bonus	17
Conclusion	17
REPORT OF THE AUDIT COMMITTEE	17
DISCLOSURE OF AUDIT FEES	18
Audit Fees	18
Audit-Related Fees	18
Tax Fees	18
All Other Fees	18
Pre-Approval Policy and Procedures	19
TRANSACTIONS WITH RELATED PARTIES	19
THE CORPORATION’S COMMON STOCK	19
PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE
2007 ANNUAL MEETING OF STOCKHOLDERS	20
COMMUNICATION WITH DIRECTORS	20
CORPORATE GOVERNANCE GUIDELINES	20
ANNUAL REPORT AND OTHER MATTERS	21

SANTANDER BANCORP
207 Ponce de León Avenue
San Juan, Puerto Rico 00918

_________________

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Thursday, June 15, 2006

ABOUT THE MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Santander BanCorp (the “Corporation”) of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held at 10:00 a.m. on Thursday, June 15, 2006, at the Conference Room located at the parking level of Santander Tower, B-7 Tabonuco St., Guaynabo, Puerto Rico, and any adjournment thereof. Enclosed with this Proxy Statement is the Annual Report to Stockholders, including the consolidated financial statements of the Corporation for the year ended December 31, 2005, duly audited by D&T, as independent registered public accounting firm. This Proxy Statement, the enclosed Annual Report, the Notice of Annual Meeting of Stockholders and the form of proxy are being sent to stockholders on or about May 12, 2006.

     All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the meeting in accordance with stockholder’s instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke the accompanying proxy at any time before it is voted; either by delivering a subsequent duly executed proxy or other written notice of revocation to the President or Secretary of the Corporation at the Corporation’s principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, or by attending the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as director if any nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

SOLICITATION OF PROXIES

     The Corporation will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting, this Proxy Statement and the proxy card. The Corporation has retained the services of Mellon Investor Services, LLC which also acts as the Corporation’s Transfer Agent, to assist the Corporation in the solicitation of proxies for this Annual Meeting. The fee to be paid by the Corporation to such proxy solicitation firm should not exceed $5,000, plus reimbursement of all out-of-pocket expenses. Brokerage house and other nominees, fiduciaries and custodians who are holders of record of shares of the Corporation’s Common Stock, $2.50 par value per share (the “Common Stock”), will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Corporation for their expenses in connection therewith at customary and reasonable rates. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

     The only outstanding voting securities of the Corporation are shares of its Common Stock. Each stockholder of record at the close of business on May 5, 2006 (the “Record Date”), is entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof. On the Record Date, excluding shares held as treasury stock, there were 46,639,104 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a simple majority of the shares entitled to vote will constitute quorum for the Annual Meeting. Abstention from voting, which may be specific on all matters except the election of directors, will be considered shares present and entitled to vote on all matters and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against a particular proposal.

PRINCIPAL HOLDERS OF CAPITAL STOCK

     The following sets forth information known to the Corporation as to the persons or entities, which as of the Record Date, by themselves or as a group, as the term is defined by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, are the beneficial owners of 5% or more of the issued and outstanding common stock of the Corporation in circulation. All information concerning persons who may be beneficial owners of 5% or more of the stock is derived from Schedule 13(D) or 13(G) statements filed and notified to the Corporation.

Beneficial Owners of 5% or More:

Name	Number of Shares		Percentage

Banco Santander Central Hispano, S.A. (“SCH”)
Ciudad Grupo Santander
Boadilla del Monte
Madrid, Spain 28660	42,252,418	(1)	90.59%

________________
(1) Includes shares of common stock owned by its subsidiaries

Beneficial Ownership by Officers, Directors or Nominees:

     The following table sets forth information with regard to the total number of shares of the Corporation’s common stock beneficially owned by each current member of the Board of Directors and each nominee to the Board of Directors and each current executive officer and by all current directors and executive officers as a group as of the Record Date. Information regarding the beneficial ownership by executive officers and directors is derived from information submitted by such executive officers and directors.

	Amount of Beneficial Ownership(1)	Percentage of Outstanding Voting Securities(2)

Gonzalo de las Heras	--	--
José R. Gonzëlez	14,531	*
Victor Arbulu	--	--
María Calero	10,590	*
Stephen A. Ferriss	--	--
Carlos M. García	62,000 (3)	*
Roberto H. Valentín	3,769	*
Jesús M. Zabalza	--	--
Roberto Córdova	--	--
Juan Dávila	--	--
Bartolomé Vélez	--	--
James Rodríguez	5,058	*
Ingrid Schmidt(4)	--	--
Jorge M. García	--	--
Juan Carlos Batlle	--	--
José Alvarez	--	--
Fernando Cloppet	--	--
José Santoni	852	*
Ivonna Pacheco	66	*
Laura Vázquez	60	*
Miguel Cabeza	--	--
Rafael S. Bonilla	--	--

Total Shares owned by Directors, Nominees and
Executive Officers, as a group	96,926	*

____________________
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	Based on the number of shares of common stock as of the Record Date.
(3)	4,000 shares of the 62,000 shares reported are indirectly owned by Mr. García thorough Palo Negro Development, Inc., a Puerto Rico Corporation wholly owned by Mr. García.
(4)	Ms. Schmidt serves as President of Santander Mortgage Corporation since February 2006, after Mr. Sinesio Díaz resigned from that position in January 2006.
*	Less than one percent (1%)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the directors and executive officers of the Corporation file with the Securities Exchange Commission, or the “SEC,” reports of ownership and changes in ownership of the Corporation’s common stock and to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its 2005 fiscal year, the Corporation has no knowledge that any person subject to Section 16(a) has failed to file on a timely basis the required forms, except for one late form filed by SCH relating to the purchase of 687,430 shares between the dates of September 28 and October 31, 2005.

Board of Directors

     The Corporation’s By-laws give the Board the power to set, by resolution of an absolute majority of the board of directors, the number of directors at no less than five nor more than eleven and always an odd number. The Board has fixed the number of directors at nine. The Corporation currently has eight directors and a vacancy, since Mr. Vicente Gregorio’s resignation as Director on August 22, 2005. Article Fifth of the Corporation’s Articles of Incorporation and of Section 2 of Article II the Corporation’s By-Laws establishes a three-class structure for the election of members of the Board of Directors. It provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified. The last election of directors was held on April 28, 2005.

     Regular meetings of the Board of Directors are held at least quarterly. Special Board meetings are held when called by or at the request of the Chairman, the President or one-third of the directors.

     Under the New York Stock Exchange (“NYSE”) listing standards, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Corporation is a “controlled company” within the meaning of the NYSE listing standards. The basis for the Board of Director’s determination that the Corporation is a “controlled company” is SCH’s ownership of approximately 90.59% of the Corporation’s voting power. As a “controlled company,” the Corporation is exempt from certain listing standards of the NYSE. Specifically, the Corporation is not required to have: (a) a board of directors comprised of a majority of independent directors; (b) a Compensation Committee comprised of independent directors; or (c) director nominees selected, or recommended for selection by the Board of Directors, by a majority of the independent directors or a nominating committee comprised of independent directors. The Corporation, however, is not exempt from the requirements to have an Audit Committee comprised of at least three independent directors and to hold regularly scheduled meetings in which only the independent directors are present. The Board of Directors has made the determination that the members of the Audit Committee satisfy the independent requirement. (For more information, please see “Audit Committee” below.)

PROPOSAL ONE: ELECTION OF CLASS C DIRECTORS FOR A THREE-YEAR TERM

     At the Annual Meeting, two directors assigned to “Class C” will be elected to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and qualified. The remaining directors will continue to serve as directors, as follows: until the 2007 annual meeting of stockholders, in the case of the directors assigned to “Class A;” and until the 2008 annual meeting of stockholders, in the case of the directors assigned to “Class B,” or in each case until their successors are elected and qualified.

     The persons named as proxies in the accompanying proxy form have advised the Corporation that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies FOR the election of the two nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board of Directors may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

     The vote of the holders of the majority of the total votes eligible to be cast at the Annual Meeting is required for the approval of this Proposal.

     Information relating to principal occupation, business experience and directorships during the past five years (including positions held with the Corporation, age and the period during which each director has served) is set forth below.

NOMINEES FOR ELECTION

Class C Directors – Terms Expiring in 2009

     Gonzalo de las Heras (65 years). Since 2002, he has served as Chairman of the Boards of Directors of the Corporation and Banco Santander Puerto Rico, Inc. Prior to his appointment as Chairman of the Board, Mr. de las Heras held a position as Director of Banco Santander Puerto Rico, Inc. since June 1998 and Director of the Corporation since May 2000. Mr. de las Heras joined Banco Santander in 1990. He currently serves as General Director of Banco Santander Central Hispano, S.A. He also serves as Executive Vice President of Banco Santander Central Hispano, supervising its North American business. He is Chairman of Banco Santander Central Hispano International, Santander Trust & Bank (Bahamas) Limited, and Banco Santander (Suisse). Prior to that, Mr. de las Heras held various positions at J.P. Morgan, lastly as Senior Vice President and Managing Director. He served as a Director of First Fidelity Bancorporation until its merger with First Union. Mr. de las Heras has a law degree from the University of Madrid and as a Del Amo Scholar pursued postgraduate studies in Business Administration and Economics at the University of Southern California. From 1993 to 1997, Mr. de las Heras served on the New York State Banking Board. He is Chairman of the Foreign Policy Association, a Trustee and past Chairman of the Institute of International Bankers, and a Director of both The Spanish Institute and the Spain-US Chamber of Commerce.

      Jesús M. Zabalza (47 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Zabalza currently serves as Managing Director of Banco Santander Central Hispano, S.A responsible for Latin America since July 2002. Prior to joining Banco Santander Central Hispano, S.A., Mr. Zabalza held various positions at La Caixa (“Caja de Ahorros y Pensiones de Barcelona”) where he directed from 1996 to 2002 the retail-banking sector for Madrid and related areas. Prior to joining La Caixa, Mr. Zabalza worked at Caja Postal as Managing Director and also served as Managing Director of the Banco Hipotecario y Caja Postal from 1992 to 1996. From 1982 to 1992, Mr. Zabalza held several positions at Banco de Vizcaya, including Director of Commercial Banking, Director of Central Services and Director of Area. Mr. Zabalza holds an Industrial Engineer degree.

MEMBERS OF THE BOARD OF DIRECTORS

Class A Directors – Terms Expiring in 2007

     Víctor Arbulu (64 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. Arbulu also serves as a member of the Board of Directors of Banco Santander Chile, S.A. He worked for J.P. Morgan for nearly 25 years in various positions in Europe, North America and South America. He was a Managing Director of J.P. Morgan, member of its European management committee and Chief Executive Officer for Spain and Portugal from 1988 until 1998. Prior to joining J.P. Morgan, Mr. Arbulu worked as an officer of the Interamerican Development Bank in Washington, D.C., and also as a financial consultant and in management positions of industrial companies in Spain and Latin America. Mr. Arbulu holds a degree in Mechanical and Electrical Engineering from the Universidad Nacional de Ingeniería in Lima, Peru and a Masters of Business Administration from the Escuela para Graduados (ESAN) in Lima, Peru.

     María Calero (53 years). Since 2001, she has served on the Board of Directors of the Corporation. Ms. Calero was named Executive Vice President and Chief Accounting Officer of the Corporation in January 2001. Ms. Calero was appointed Director of the Board of Directors of Banco Santander Puerto Rico, Inc. in May 2000. From April 1996 to December 2000, Ms. Calero held the position of First Senior Vice President - Compliance and Legal Department at Banco Santander Puerto Rico, Inc. From April 1995 until April 1996, Ms. Calero held the title of Senior Vice President - Compliance Department, and from November 1998 to April 2003, Ms. Calero has been in charge of the Corporation’s Investor Relations. Prior to her employment at Banco Santander Puerto Rico, Inc. in April 1995, she held the position of Senior Vice President, Administration/Finance at Santander National Bank from November 1992 to March 1995, having served previously as a private consultant to those institutions on accounting and regulatory matters. Ms. Calero also worked for Deloitte, Haskins & Sells in the San Juan Office from August 1975 to August 1985; as Audit Manager, Savings & Loans Industry, from June 1980 to August 1985. Ms. Calero is a member of the American Institute of Certified Public Accountants, the Puerto Rico Society of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

     Stephen A. Ferriss (60 years). Since 2003, he has served on the Board of Directors of the Corporation. Mr. Ferriss is a private investor who previously served as President and Chief Executive Officer of Santander Central Hispano Investment Securities, Inc. in New York. Prior to that appointment, from 1987 to 1999 Mr. Ferriss served in various positions at Bankers Trust, which include Managing Director and Partner within Bankers Trust’s Global Investment Bank in London, England and New York. He also served as Managing Director for Bankers Trust Emerging Markets (Eastern Europe, Middle East, and Africa) in London. Prior to joining Bankers Trust, Mr. Ferriss served for 17 years at Bank of America in various positions, which include tenure as Senior Vice President managing the Spain and Portugal operations for the bank in Madrid, Spain. Since March 2006, Mr. Ferriss is also a member of the Board of Management Consulting Group, PLC. Mr. Ferriss has a B.A. degree from Columbia College and a Masters of International Affairs from Columbia University.

Class B Directors – Terms Expiring in 2008

     José R. González (51 years). Since October 2002, he has served as President and Chief Executive Officer of the Corporation and Vice Chairman of the Board of Directors of the Corporation. Mr. González serves as Chairman of the Board of Directors of several of the Corporation’s subsidiaries including Banco Santander Puerto Rico, Inc., Santander Securities Corporation, Santander Mortgage Corporation and Santander Insurance Agency, Inc. Prior to his appointment as President and Chief Executive Officer of the Corporation, Mr. González served as Senior Executive Vice President and Chief Financial Officer of Santander BanCorp from July 2001 and as Director of the Corporation since 2000. From 1996 to July 2001, Mr. González served as President and Chief Executive Officer of Santander Securities Corporation, a securities broker-dealer. From 1995 to 1996, Mr. González was Vice President and Chief Financial Officer of MOVA Pharmaceutical Corporation, a privately held pharmaceutical manufacturing company based in Caguas, Puerto Rico. Prior to this,

Mr. González was at Credit Suisse First Boston, a securities broker-dealer, from 1983 to 1986 as a Vice President of Investment Banking, and from 1989 to 1995 as President of the Puerto Rico operations of the firm. From 1986 to 1989, Mr. González was President and Chief Executive Officer of the Government Development Bank for Puerto Rico. Mr. González is a member of the Board of Trustees of the University of Puerto Rico and was elected as a member of the Board of Directors of the Federal Home Loan Bank of New York in January 2004. Mr. González received a B.A. in Economics from Yale University in 1976, and MBA and Juris Doctor degrees from Harvard University in 1980.

     Carlos M. García (34 years). Since 2002, he has served on the Board of Directors of the Corporation. Mr. García was appointed Senior Executive Vice President and Chief Operating Officer of the Corporation and Banco Santander Puerto Rico, Inc. in January 2004. He also serves as Director of several of the Corporation’s subsidiaries including Banco Santander Puerto Rico, Inc., Santander Securities Corporation, Santander Asset Management Corporation, Santander Mortgage Corporation and Santander Insurance Agency, Inc. Mr. García served as President and Chief Executive Officer of Santander Securities Corporation from August 2001 to January 2006. Mr. García joined Santander Securities Corporation in 1997 as Director of its Investment Banking Department, and Banco Santander Puerto Rico, Inc. in October 2003 as Executive Vice President – Wholesale Banking. Prior to joining Santander, Mr. García was Vice President of Investment Banking at Popular Securities, Inc. and from 1993 to 1995 Mr. García worked for Credit Suisse First Boston Corporation. Mr. Garcia is a substitute designated member of the Puerto Rico Banker’s Association. Mr. García holds a dual degree in Business from the Wharton School and in Comparative Literature from the College of Arts and Sciences of the University of Pennsylvania.

     Roberto H. Valentín (65 years). Since 2000, he has served on the Board of Directors of the Corporation and since 1992 he has served on the Board of Directors of Banco Santander Puerto Rico, Inc. Mr. Valentín is a private investor and has served as Chairman and President of the following firms: Puerto Rico Box Corporation, Eric’s Products, Inc., VIE Development Corp, Dianissa Development Corp., RHV Investment Co., Desarrolladora Roosevelt, Inc., Costa Córcega, S. E., and NICO Development Corporation. He has served as a member of the Board of Directors of Río Mar Development and Country Club, Rotary International, Inc., and Rotary Foundation Inc., and as a member of the Board of Trustees of Universidad del Sagrado Corazón. Mr. Valentín currently serves as a member of the Board of Directors of the Puerto Rico Industrial Development Company.

     There are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     There are no cumulative voting rights for the election of directors. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy card to vote for the nominees listed thereby. In the event that any nominee becomes unavailable for any reason, which the Board does not anticipate, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee.

OFFICERS

     The Corporation’s executive officers are appointed by the Board of Directors and hold office at its discretion. Listed below are the Corporation’s executive officers, their respective positions and certain biographical information.

     José Alvarez (49 years). Mr. Alvarez joined the Corporation as First Senior Vice President and Director of Operations and Information Technology in 2004. Since 1979, Mr. Alvarez has held various responsibilities within Grupo Santander such as Director of Operations for the America’s Division in Madrid, Spain, Project Coordinator for the implementation of the Euro, International Coordinator of Management Information Technology for Latin-American branches. In the past, he also held positions as Systems Director of Banco Santander in New York, and International Branches Coordinator for the implementation of the information and software systems for the New York, Hong Kong, and Frankfurt branches of Banco Santander.  Prior to this, in Frankfurt, Germany, he held various responsibilities as Operations Manager, Systems Analyst, and Systems Director for the Bank of America Visa International Division. Mr. Alvarez has a Bachelor’s Degree in Business Administration with a concentration in Information Systems and is a graduate of the Werner von Siemens and the Frankfurt Chamber of Commerce.

     Juan Carlos Batlle (32 years). Mr. Batlle was named President and Chief Executive Officer of Santander Asset Management Corporation and First Senior Vice President of Banco Santander Puerto Rico, Inc. in April 2005. He also serves as Director of Santander Securities Corporation since 2001 and of Santander Asset Management since 2005.  Mr. Batlle served as Senior Vice President and Director of Investment Banking of Santander Securities Corporation in 2005 and Vice President and Director of Investment Banking of Santander Securities from 2001 to 2004.  From 1997 to 2001,

Mr. Battle held various positions in the Investment Banking Department of Santander Securities Corporation. Prior to joining Santander, Mr. Batlle worked for another major investment bank in Puerto Rico from 1996 to 1997. Mr. Batlle holds a Bachelor of Arts degree with a concentration in Economics from the University of Michigan at Ann Arbor.

     Rafael S. Bonilla (34 years). Mr. Bonilla has served as Senior Vice President, Director of Legal and Corporate Compliance and General Counsel since September 2005.  Mr. Bonilla arrived at the Corporation in 2001 as Assistant General Counsel in the Legal and Compliance Division.  In August 2003, Mr. Bonilla became Vice President, Legal Counsel and Director of the Litigation and Legal Collection Department in the Collection Division of the Corporation.  In January 2005, Mr. Bonilla became Director of Administration in Commercial Banking. Mr. Bonilla also serves as Director of several of the Corporation’s subsidiaries, including Santander Mortgage Corporation and Santander Insurance Agency, Inc. Mr. Bonilla serves as Secretary of Santander Bancorp, Banco Santander Puerto Rico, Inc., Santander Mortgage Corporation, Santander Securities Corporation, Santander Insurance Agency, Inc., Santander International Bank and Santander Financial Services, Inc. Prior to joining the Corporation in January 2001, Mr. Bonilla worked as an attorney in the litigation division of Fiddler, González & Rodríguez, LLP.  Mr. Bonilla holds a Bachelor’s Degree in Business Administration from the University of Florida and a Juris Doctor from the University of Puerto Rico, School of Law.

     Miguel Cabeza (37 years). In April 2006, Mr. Cabeza was appointed Senior Vice President and Internal Audit Director of the Corporation. Before that date, Mr. Cabeza served as Internal Audit Director of Santander Group in Switzerland from April 2002 to November 2005. He also served as Internal Audit Team Manager of the Internal Audit Department of Bank Santander Spain.  Mr. Cabeza joined Grupo Santander in June 1997 as Analyst of the Group Financial Department (General Intervention).  Prior to joining Santander, Mr. Cabeza worked as Financial Manager in several small companies. Mr. Cabeza holds a Bachelor’s Degree in Economics from Valladolid University, Spain and a Master’s Degree in Banking and Financial Markets from the University of Cantabria, Spain.

     Fernando Cloppet (41 years). In January 2006, Mr. Cloppet joined Santander BanCorp as Executive Vice President of Commercial Banking. Previously, since August 1987, Mr. Cloppet served as Director of the Branch Network- Commercial Banking and Substitute Board Director for Banco Rio de la Plata, S.A. in Buenos Aires, Argentina. He was in charge of a staff of 2,700 in 205 branches, including 10 Regional Managers, 1 Commercial Accounts Manager, 1 Commercial Accounts Sales Manager and 205 Branch Managers. Mr. Cloppet was an undergraduate in Champagnat in San Miguel, Argentina and has post graduate studies in the Directive Development Program of the IAE and the Leading Learning Communities Program; both programs affiliated to the Massachusetts Institute of Technology (MIT). Within Banco Rio de la Plata, Mr. Cloppet held various management positions, including the coordination of contract promoters, telemarketing, and commercial promoters. He was responsible for the launching of many major projects and both commercial and personal accounts and products.

     Roberto Córdova (46 years). Mr. Córdova was named Executive Vice President and Director of Corporate and Middle Market in February 2003 and was appointed Director of Wholesale Banking in January 2004. Prior to joining the Corporation, Mr. Córdova served as Senior Vice President responsible for Corporate and Commercial Banking at Scotiabank Puerto Rico where he worked for 18 years in various positions. Mr. Córdova also served as Vice President for Shields Title Company in the general management of the title insurance company. Mr. Córdova holds a Bachelor’s and Master’s degrees in Finance from Saint Louis University and a Juris Doctor from the School of Law at Interamerican University of Puerto Rico where he graduated Magna Cum Laude.

     Juan Dávila (37 years). Mr. Dávila was appointed Executive Vice President and Chief Risk Officer in June 2003. Prior to his employment with the Corporation, Mr. Dávila was the Commercial Director and principal liaison between Winterthur and Credit Suisse in Spain from 2001 to 2003. Mr. Dávila also served for Banesto from 1994 to 2001 as Regional Risk Director of Branch and Small Business Administration. Mr. Dávila holds a Bachelor’s Degree in Business Administration from Middlesex University of London and Pontificia Comillas University of Spain.

     Jorge M. García (39 years). Mr. García has served as President and Chief Executive Officer of Santander Insurance Agency, Inc. since June 2000. Mr. García also serves as Treasurer and Director of the Board of Directors of Santander Insurance Agency, Inc. Prior to joining the Corporation, Mr. García served from 1996 to 2000 as Resident Vice President of Citibank, NA responsible for the insurance business. From 1988 to 1996, Mr. García held various positions at National Insurance Group. Mr. García holds a Bachelor Degree in Business Administration and Insurance from the Universidad del Sagrado Corazón and a Diploma of Risk Management and Insurance from The College of Insurance of New York.

     Ivonna Pacheco (40 years). Ms. Pacheco has served as First Senior Vice President of the Corporation in charge of the Human Resources Department since March 2001. Ms. Pacheco began at Banco Santander Puerto Rico, Inc., in 1990 as Manager of the Total Quality Program, becoming Assistant Vice President of the Telephone Banking Department in 1995. In November 2000, Ms. Pacheco was appointed Director of Human Resources. Prior to her employment at Banco Santander Puerto Rico, Inc., Ms. Pacheco served as Organizational Development Consultant for Banco Popular de Puerto Rico. She is a licensed psychologist with a Ph.D. in Industrial Organizational Psychology.

     James A. Rodríguez (49 years). Mr. Rodríguez joined Santander Securities Corporation on April 2005, as Managing Director and Branch Manager and on January 1, 2006, he was promoted to President and Chief Executive Officer. Prior to joining Santander Securities Corporation, Mr. Rodríguez worked for ten years as Managing Director in charge of Institutional Sales for Popular Securities. He started his Wall Street career in 1983 as a trainee at The First Boston Corporation where he went on to become a Director. After his graduation from Princeton University with a BA in Economics, Mr. Rodríguez worked for the General Electric Corporation in Philadelphia, Pennsylvania. He then went on to obtain a MBA in Finance from Indiana University as a Fellow of The Consortium for Graduate Study in Management.

     José Santoni (49 years). Since July 2003, Mr. Santoni has served as First Senior Vice President and Risk Management Director of the Corporation. Mr. Santoni joined Banco Santander Puerto Rico, Inc. in 1985 where he held various positions including Assistant Vice President in the Credit Department, Vice President and Assistant to the President of Santander National Bank, a former affiliate, and Senior Vice President and Director of the Credit Administration Division of the Bank. From 1976 to 1983, Mr. Santoni worked for the Division of Bank Supervision of the Federal Deposit Insurance Corporation, New York Region. Mr. Santoni holds a Bachelor’s Degree in Finance from the University of Puerto Rico.

     Ingrid Schmidt (35 years). Ms. Schmidt serves as President of Santander Mortgage Corporation since February 2006. Prior to joining the Corporation, Ms. Schmidt was President of First Mortgage Corp. from April 2003 to January 2006. Ms. Schmidt holds a Bachelor’s Degree in Natural Science from the University of Puerto Rico.

     Laura Vázquez (47 years). Ms. Vázquez has served as First Senior Vice President and Comptroller of Banco Santander Puerto Rico, Inc. since September 2001. Prior to that Ms. Vazquez serves as Senior Vice President and Deputy Comptroller. Ms. Vázquez has been with Banco Santander Puerto Rico, Inc. since 1989. From 1986 to 1989 Ms. Vázquez worked for Arthur Andersen & Co. as Senior Auditor. Ms. Vázquez holds a Bachelor’s Degree in Economics from Boston University and a Master’s Degree in Professional Accounting from the University of Miami. Ms. Vázquez is a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants.

     Bartolomé Vélez (53 years). Mr. Vélez joined the Corporation in July 2003 and, since March 2006, serves as President of Santander Financial Services, Inc., a wholly owned subsidiary of the Corporation. Prior to March 2006, Mr. Vélez served as Executive Vice President and Director of Retail Banking at Banco Santander Puerto Rico, Inc. Mr. Vélez previously served for over fifteen years in Citibank in various positions, which included Global Liaison for Consumer and Commercial Credit of Citigroup, Inc. in Baltimore, Maryland. From 1999 to 2002, Mr. Vélez worked at Citibank, N.A. in Panama City, Panama, as Senior Country Business Credit Manager and from 1998 to 1999, also at Citibank, N.A. in Monterey, Mexico, as Credit Policy Director in the Global Consumer Bank Division. From 1980 to 1987, Mr. Vélez worked at Congress Credit in San Juan, Puerto Rico, as credit director. Mr. Vélez holds a B.A. in Accounting from the University of Puerto Rico and completed the Continued Education Program at Wharton Business School.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     While the Corporation strongly encourages its directors to attend all Stockholders Annual or Special Meetings it has not adopted a formal policy that all directors must attend the Annual Stockholders Meeting. All members of the Board of Directors attended the Annual Meeting of Stockholders held on April 28, 2005, except for Gonzalo de las Heras, Jesús Zabalza, Víctor Arbulu, and Roberto Valentín, who were duly excused prior to the meeting.

     Since the Corporation qualifies as a “controlled company,” as described above, the Corporation is not required to have and does not have a Board of Directors consisting of a majority of independent directors. The Board of Directors of the Corporation and of Banco Santander Puerto Rico, Inc. (the “Bank”) held 10 and 13 meetings, respectively, during the year ended December 31, 2005. The Corporation and the Bank have various standing committees as described below, in addition to other management committees. All the directors attended more than 75% of the meetings of the Board of Directors of the Corporation held during the year 2005.

     The Corporation’s Board of Directors has two standing committees, the Audit Committee and the Compensation and Nomination Committee. The Bank’s Board of Directors has two outstanding committees: (i) the Credit Committee; and (ii) the Trust Committee. Information regarding the Audit Committee, Compensation and Nomination Committee, Credit Committee and Trust Committee follows:

Audit Committee

     The Audit Committee is a committee of the Board of Directors of the Corporation which also serves as the audit committee for the Bank and its subsidiaries. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Corporation and its subsidiaries, overseeing the internal controls and procedures, and compliance with applicable laws and regulations. The Committee meets with the Corporation’s and its subsidiaries’ independent registered public accounting firm to approve the scope of the audit, review their report on the examination of the Corporation’s consolidated financial statements, internal controls and other reports. Also, the Committee oversees the internal audit function, including approval of the internal audit plan and reports prepared by the Internal Audit Department on their examinations of the operating and business units and other special examinations.

     The members of the Audit Committee are Mr. Víctor Arbulu, Mr. Stephen A. Ferriss and Mr. Roberto H. Valentín. Mr. Diego Begara, Senior Vice President and Internal Audit Director of the Corporation presented the audit reports to the Committee until July 14, 2005. Arelis Tejeda, Internal Audit Sub-Director of the Corporation, presented the audit reports to the Committee from July 15, 2005 to December 31, 2005. The Board of Directors has determined that Mr. Arbulu and Mr. Ferriss are all “audit committee financial experts” as defined by Item 401(h) of Regulation S-K under the Securities and Exchange Act of 1934, as amended, and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934, as amended. For a brief listing of the relevant experience of the members of the Audit Committee, please see “Board of Directors” above.

     The Board of Directors has made the determination that all the members of the Audit Committee satisfy the independence requirements under SEC rules and the listing standards of the NYSE. In determining independence, the Board of Directors has affirmatively determined whether directors have a “material relationship” with the Corporation. When assessing the materiality of a director’s relationship with the Corporation, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation, and the frequency and regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Corporation as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships may include (a) being an employee of, or having an immediate family member who is a present or former executive officer of, the Corporation; (b) personally receiving, or having a family member who receives, more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) being employed, or having an immediate family member employed, as an executive officer of another company where any current executive officer of the Corporation serves in that company’s compensation committee; (d) being employed by or affiliated with, or having as immediate family member employed by or affiliated with, a present or former internal or external auditor of the Corporation within the three previous years; or (e) being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from the Corporation for property or services in an amount which exceeds the greater of $1,000,000, or 2% of the Corporation’s or the other company’s gross revenues.

     The Audit Committee met 19 times during the year ended December 31, 2005. None of the members of the committee are officers or employees of the Corporation or the Bank.

Executive Sessions of Independent Directors

     Executive sessions of the independent members of the Board of Directors are held concurrently with each regularly scheduled meeting of the Audit Committee. Mr. Víctor Arbulu, Chairman of the Audit Committee, presides over executive sessions of the independent directors.

Compensation and Nomination Committee

     The Compensation and Nomination Committee (the “Compensation Committee”) has been established to carry out the Board of Directors’ overall responsibility relating to executive compensation, and support and advise the Board on the composition of the Board and executive management of the Corporation. The Compensation Committee has written a charter, available for review in the Corporation’s website at www.santandernet.com.

     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the Corporation’s Chief Executive Officer and President, evaluates the CEO’s performance in light of those goals and objectives, and sets the CEO’s compensation level based on this evaluation. The Compensation Committee also reviews and approves executive officer compensation, including salary and bonus compensation levels; deferred compensation; executive perquisites; severance arrangements; change-in-control benefits and other forms of executive officer compensation.

     Among the duties of the Compensation Committee in connection with its nominating functions are to recommend to the Board of Directors the candidates that can fill vacancies in the Board of Directors, establish and periodically review the qualifications of the candidates to be nominated or appointed to the Board of Directors, and recommend to the Board of Directors candidates to occupy the position of executive officers of the Corporation. The nomination process followed by the Compensation Committee in connection with its nominating power takes into consideration the following criteria:

Potential candidates recommended by stockholders will receive the same consideration as potential candidates recommended otherwise. The information of the potential candidates recommended by a stockholder must be sent to the attention of the Secretary of the Board of Directors of the Corporation.

The Compensation Committee’s duties are to ensure that the Board of Directors has the plans, procedures, and resources needed to identify, recruit, and retain directors. The Compensation Committee will identify the individuals who, in their judgment, are best qualified to serve in the Board of Directors and will present their recommendations to the Board of Directors for nominations at the Annual Stockholder’s Meeting. This Committee will also make recommendations to fill any vacancies in the Board that might arise from time to time.

The Compensation Committee develops qualifying criteria for the directors of the Board and is responsible for seeking, interviewing, and selecting those that, in their judgment, are best qualified, and make the appropriate recommendations to the Board. Throughout this process, the Committee may verify that the selected individuals demonstrate the following specific qualities or skills: (a) experience or relevant knowledge, (b) time availability and commitment, (c) good reputation, (d) analytical thinking, (e) ability to work as a team, (f) kinship with other members of the Board and management, and (g) independent judgment. In addition, the Compensation Committee may include other requirements which it may deem necessary to strengthen the Corporation.

The Compensation Committee has the authority to hire and terminate the services of any professional third party search firm to identify potential candidates for the position of director and executive officers.

     The Compensation Committee is composed of Messrs. de las Heras, Zabalza and Arbulu. The Board of Directors has made the determination that Mr. Arbulu satisfies the applicable independence requirements as currently defined under the listing standards of the NYSE. Messrs. de las Heras and Zabalza are employees of SCH, which owns approximately 90.59% of the outstanding shares of the Corporation’s Common Stock. The Compensation Committee met once during the year ended December 31, 2005.

Compensation Committee Interlock and Insider Participation

     Neither of Messrs. de las Heras, Zabalza and Arbulu is or has been an employee of the Corporation or its subsidiaries. None of the executive officers of the Corporation served as a director, executive officer or compensation committee member of any other entity which had an executive officer who served as a compensation committee member or director of the Corporation at any time during the year ended December 31, 2005.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

Credit Committee

     The Board of Directors of the Bank, through the implementation of the Bank’s Loan Policy, has established various management credit committees to monitor and review the Bank’s lending function. These committees review, evaluate, approve, or reject loan applications in accordance with the lending authority specified hereinafter: (a) Small Loan Credit Committee approves loans up to $250,000; (b) Regional Credit Committee approves loans up to $1,000,000; (c)

Credit Administration Committee approves loans up to $8,000,000; (d) Management Credit Committee approves secured loans up to $30,000,000; (e) the Board of Directors’ Credit Committee must approve secured loans in excess of $30,000,000.

     Lending authority includes any and all extensions of credit for the total outstanding debt to the Bank from the borrower, co-signers, and related interests. The credit facilities approval process excludes residential loan mortgage balances and consumer loans. Loan approval requires unanimous consent and each committee meets at least once a week. All applications for loans to principal stockholders, Directors, Officers, and their related interests, must be submitted for review and approval to the Board of Directors and, if approved, must be made on the same terms and conditions as for any other Bank customer.

Trust Committee

     The Trust Committee reviews and approves the activities of the Bank’s Trust Department. The Trust Committee also reviews internal controls and audit reports of trust operations. The members of the Trust Committee are Messrs. Roberto H. Valentín, Carlos M. García and Juan Carlos Batlle. The Trust Officer also attends meetings of the Trust Committee. The Trust Committee met 6 times during the year ended December 31, 2005.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of Directors

     Directors receive a fee of $1,000 for each meeting of the Board of Directors of the Corporation and the Bank attended. When these meetings are held on the same date, the Directors receive a maximum compensation of $1,000. The members of the Credit Committee and the Trust Committee receive $500 for each Credit Committee and Trust Committee meeting attended. The Audit Committee members receive $1,500 for each Audit Committee meeting attended. In addition, Directors receive a monthly allowance of $1,000. In the event any Board of Directors or committee meeting, other than the Audit Committee, are held on the same date, Directors receive a maximum compensation of $1,000 for said date. In the event any Trust and/or Credit Committee meetings are held on the same date as the Audit Committee meeting, the members of those Committees receive a maximum compensation of $1,500.

     During the fiscal year ended December 31, 2005, the members of the Board of Directors received health insurance coverage as a benefit. The health insurance plan may also include coverage for spouses and dependants.

     The Corporation has always compensated directors who are not officers of the Corporation or SCH for their attendance at Board of Directors meetings or committee meetings.

Indemnification of Directors

     At the Annual Meeting of Stockholders of the Corporation held May 1, 2000, the Board of Directors of the Corporation expressly authorized the Corporation to enter into indemnification agreements with Directors of the Corporation in order to indemnify them in their capacity as Directors of the Corporation in accordance with Article 4.08 of the General Corporations Law of Puerto Rico. To the extent permitted by federal laws, under said section the Corporation: (i) is authorized to indemnify each director of the Corporation for amounts paid in expenses, judgments, fines and settlements in connection with any action arising from his position as Director of the Corporation if such Director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; and (ii) may indemnify each Director of the Corporation for the expenses incurred in defending against liability arising from action taken in respect of his position if such actions were taken in good faith and in a manner reasonably believed to be in or not opposed to the Corporation's best interest and may advance to any Director the costs associated with any such action upon receipt of an undertaking by or on behalf of the Director to repay such amount if it is ultimately determined such Director is not entitled to indemnification from the Corporation.

Compensation of Executive Officers

Pension Plan

     The Bank has a qualified defined benefit retirement plan that provides all eligible employees (including executive officers) with retirement benefits (the “Retirement Plan”). Employees of the Corporation also benefit from the Retirement Plan. The Corporation’s employees are eligible to participate in the Retirement Plan after attaining 21 years of age and completing one year of service. A participant will receive a year of credited service for each plan year in which he or she is credited with 1,000 or more hours of service. The compensation basis used for plan formula is basic monthly earnings and is subject to the limitations under U.S. Internal Revenue Code (the “Code”). The normal retirement age under the plan is 65 years of age; early retirement age is at 55 years of age and 15 years of service. At early retirement, benefits are subject to actuarial reduction. The Retirement Plan complies with the Employees Retirement Income Security Act of 1974 (“ERISA”) and pension costs are funded according to ERISA’s minimum funding standards. Former employees of Banco Central Hispano - Puerto Rico (“BCH”) who are now employed by the Bank participate in the Bank Retirement Plan effective January 1, 1997. Benefits accrued for years of service with BCH are provided through the BCH Pension Plan up to November 30, 1996. During fiscal year 2004, the total contribution to the Retirement Plan by the Bank amounted to $216,909 and $1,685,362 for the BCH Pension Plan. During fiscal year 2005, the total contribution to the Retirement Plan by the Bank amounted to $1,109,480 and $2,337,895 for the BCH Pension Plan.

     Executives of the Bank that receive compensation from SCH do not participate in the Retirement Plan.

Pension Plan Table

     The following table sets forth the estimated annual benefits that would become payable under the Retirement Plan based upon certain assumptions as to annual basic salary levels and years of service. The amount payable in this table are not necessarily representative of amounts that may actually become payable under the Retirement Plan. The amounts represent the annual benefits upon retirement on December 31, 2005, of a participant at age 65.

Annual Basic Salary	Years in Service

	10	15	20	25	30

$400,000	$22,225	$33,338	$44,450	$55,563	$66,675
$300,000	$22,225	$33,338	$44,450	$55,563	$66,675
$200,000	$21,850	$32,775	$43,700	$54,625	$65,550
$100,000	$10,100	$15,150	$20,200	$25,250	$30,300

     No executive officer of the five highest paid key policymaking Executive Officers benefited from the Retirement Plan during the fiscal year ended December 31, 2005.

     The 2005 annual basic salary and estimated years of service at age 65 of the only two executive officers of the five highest paid key policy making Executive Officers that participate in the Retirement Plan are as follows:

	12/31/2005 Annual Basic Salary	Estimated Years of Service At Age 65

José R. González	$650,000	18
Bartolomé Vélez	$300,000	15

     There are no executive officers whose covered compensation differs substantially (more than 10%) from that set forth in the salary column of the Summary Compensation Table shown below. The covered compensation does differ from the total amount set forth in the annual compensation column, since the basis for the Retirement Plan formula is the annual basic salary received by the employees. Benefits are paid on the basis of a straight life annuity plus supplemental death benefits and are not reduced for social security or other retirement benefits received by participants.

Employees Savings Plan

     The Bank has a Defined Contribution Savings Plan, the “Savings Plan,” pursuant to Section 1165 (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), which is similar to Section 401-K of the Code.

Employees from the Bank, Santander Mortgage Corporation, Santander Insurance Agency, Inc., and Santander International Bank, benefit from the Savings Plan. The Plan complies with ERISA and is qualified under the Puerto Rico Code. Bank employees are eligible to participate in the Savings Plan after completing six (6) months of service and there is no minimum age requirement to participate. Participating employees may contribute from 1% to 10% of their annual compensation or $8,000, whichever is lower. Bank contributions to the Savings Plan are discretionary. The Bank contributions to the Savings Plan for the fiscal year ended December 31, 2005 amounted to $615,572.

     Santander Securities Corporation has a deferred arrangement profit sharing 1165(e) plan, which became effective January 1, 1997. Employees from Santander Securities Corporation and Santander Asset Management Corporation benefit from the Savings Plan. Under this plan, Santander Securities Corporation makes contributions to match 50% of employees’ allowable contributions as defined under the Puerto Rico Code. In addition, the plan provides for Santander Securities Corporation contributions based on compensation of eligible employees, as defined. Santander Securities Corporation contributions to the plan amounted to $758,401 for the fiscal year ended December 31, 2005. The Company’s contribution becomes 100% vested once the employee attains five years of service.

Performance Bonus Plan

     At the beginning of each calendar year, the President and CEO of the Corporation meets with each executive officer to discuss and determine such executive officer’s goals for the upcoming fiscal year. By the year’s end, the President and CEO evaluates to what extent each executive officer has achieved the previously established goals. Once this determination is made, and taking into consideration any special project assigned to the executive officer and the overall performance of the Bank, a performance bonus for the year is established and approved by the Compensation Committee, either in an aggregate amount or by specific executive officer.

Key Executive Plan

     This special program was implemented in 1990 to secure the services of certain key officers. The design follows the established parameters of a BOLI Program or Bank Owned Life Insurance Plan, also known in the past as a “Key Man” plan. This is a non-qualified plan and it is exempt from ERISA regulations.

     The Bank has acquired life insurance policies with an accumulated cash value feature for ten officers (including one executive officer). The Bank is the owner and beneficiary of the policy’s proceeds at all times. If the employee terminates its employment with the Bank, the policy is redeemed for the accumulated cash values. In the event of death of the participant, the Bank receives full payment of the insurance coverage and pays the benefit to the participant’s beneficiaries. The balance will compensate the Bank for the loss of the executive and for the recuperation of premiums paid. The benefit is paid in ten years drawing one-tenth from the cash value in order to maintain the life insurance policy active and to recuperate premiums paid. The accumulated cash values are reflected in the Bank’s balance sheet as part of its assets. The only executive officer that benefits from this Key Man Plan is Laura Vázquez.

     The total future premium payment is approximately $300,000 on a declining balance of annual premium payments. The annual premium for the fiscal year ended December 31, 2005 was $18,358. The prospective premium for fiscal year 2006 is $18,358. The annual payments for the remaining years decline as participants fulfill the total premium costs to maintain the cash values.

Employee Agreements, Termination of Employment and Change in Control Arrangements

     José R. González, Carlos M. García, Bartolomé Vélez, and James Rodríguez have each entered into employment agreements.

     On March 16, 2005 the Board of Directors of the Corporation approved Mr. González’ new employment agreement which is retroactive to January 1, 2005, and expires on January 1, 2007. Under the agreement, he is entitled to receive an annual base salary of $650,000 for 2005 and $700,000 for 2006 and incentive compensation in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. If Mr. González’ employment is terminated by the Bank for other than just cause, Mr. González is entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received by Mr. González from the day of termination of the agreement to January 1, 2007. In the event that Mr. González’ agreement is not renewed or extended upon the expiration of said agreement on January 1, 2007, as it may be agreed upon by the parties, the Bank shall pay Mr. González the amount of $1,250,000 as his termination of employment with the Bank. If there is a change of control of the Bank, which shall mean any event whereby SCH reduces its ownership in the outstanding shares of the Corporation or the Bank to less than 50%, and SCH does not provide Mr. González with employment in a similar position, Mr. González shall be entitled to receive the greater of: (i) $1,250,000; or (ii) the gross salary pending to be received by Mr. González from the day of termination of the agreement to January 1, 2007. The compensation payable upon termination of employment of Mr. González shall not be cumulative. Upon expiration of the agreement and the failure by the Bank to renew the same, Mr. González shall not provide professional services to any other company in the banking or securities industry in Puerto Rico for a period of twelve (12) months. Mr. González’ agreement also contains confidentiality provisions.

     On March 16, 2005 the Board of Directors of the Corporation approved Mr. García’s new employment agreement which is retroactive to January 1, 2005, and expires on January 1, 2007. Under the agreement, he is entitled to receive an annual base salary of $525,000 for 2005 and $550,000 for 2006 and incentive compensation in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. If Mr. García’s employment is terminated by the Bank for other than just cause, Mr. García is entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received by Mr. García from the day of termination of the agreement to January 1, 2007. In the event that Mr. García’s agreement is not renewed or extended upon the expiration of said agreement on January 1, 2007, as it may be agreed upon by the parties, the Bank shall pay Mr. García the amount of $1,000,000 as his termination of employment with the Bank. If there is a change of control of the Bank, which shall mean any event whereby SCH reduces its ownership in the outstanding shares of the Corporation to less than 50%, and SCH does not provide Mr. García with employment in a similar position, Mr. García shall be entitled to receive the greater of: (i) $1,000,000; or (ii) the gross salary pending to be received by Mr. García from the day of termination of the agreement to January 1, 2007. The compensation payable upon termination of employment of Mr. García shall not be cumulative. Upon expiration of the agreement and the parties’ failure to renew the same, Mr. García shall not provide professional services to any other company in the banking or securities industry in Puerto Rico for a period of six (6) months. This non-competition clause of the agreement shall be inapplicable in the event of termination of the agreement as a result of a change in control. Mr. Garcia’s agreement also contains confidentiality provisions.

     Mr. Vélez also entered into an employment agreement with the Corporation which entitles him to receive, in addition to the annual salary determined on a yearly basis, an incentive compensation to be determined in accordance with the Performance Bonus Plan, which is administered by the Compensation Committee. Mr. Vélez shall also participate in the benefit plans established by the Bank and benefits of the Christmas Bonus and Performance Bonus provided by the Bank. If Mr. Vélez’ employment is terminated by the Bank for other than cause, as defined in the agreement, Mr. Vélez is entitled to receive the greater of: (i) $250,000; or (ii) the indemnity provided in accordance with Puerto Rico Public Act Number 80 of May 30, 1976, as amended, or pursuant to a determination made by a federal or Commonwealth of Puerto Rico authority. In the event of a “change of control” of the Bank, as said term is defined under the agreement, Mr. Vélez shall receive the aforementioned compensation as if his employment has been terminated by the Bank. Mr. Vélez’ agreement also contains confidentiality provisions.

     On April 25, 2005, Santander Securities Corporation entered into an employment agreement with Mr. Rodríguez. Under the agreement, Mr. Rodríguez is entitled to receive an annual base salary of $200,000 for 2005 and additional incentive compensation based on the performance of Mr. Rodríguez and the net revenues of Santander Securities Corporation. In addition, Mr. Rodríguez is entitled to receive a minimum bonus in the amount of $400,000 with respect to 2005. Furthermore, Mr. Rodríguez received a loan in the amount of $300,000 for a term of five (5) years, at an annual interest rate equal to the one-year LIBOR plus 200 basis points, to be paid down during the continuous employment of Mr. Rodríguez in an annual amount of $60,000.

Annual Compensation

     The table in the following page sets forth the annual compensation for the years ended December 31, 2005, 2004 and 2003 for the Corporation’s Chief Executive Officer and the Bank’s four other most highly compensated executive officers.

								Long-Term Compensation

Annual Compensation								Awards

Name and Principal Position	Fiscal Year	Salary		Bonus(1)	All other Annual Compensation (2)		Total	Restricted Stock Award	SUO/ SAR’s	Payouts LTIP(a)

José R. González	2005	$650,000		756,500			$1,406,500
President & CEO	2004	625,000		682,083	--		1,307,083	--	--	--
	2003	550,000		445,833			995,833

Carlos M. García	2005	$525,000		$556,500			$1,081,500
Senior Executive Vice President & COO	2004	500,000		601,607	--		1,101,607	--	--	--
	2003	381,461		445,667			827,128

James Rodríguez	2005	$140,192	(3)	$402,500			$542,692
President and CEO of Santander Securities	2004	--		--			--
Corporation	2003	--		--	--		--	--	--	--

Juan Dávila	2005	$240,000		$170,200	$138,088	(5)	$548,288
Executive Vice President	2004	220,000		125,200	90,110	(6)	465,378	--	--	--
	2003	101,512	(4)	110,200	95,430	(7)	307,142

Bartolomé Vélez	2005	$300,000		$155,833			$455,833
Executive Vice President	2004	250,000		131,000			381,250	--	--	--
	2003	120,784	(8)	62,500	$50,000	(9)	233,284

_________________
(1)	Includes Performance Bonus and Christmas Bonus earned during the respective years.
(2)	Does not include the value of perquisites and other personal benefits if the aggregate amount of such benefits does not exceed $10,000.
(3)	Mr. Rodriguez joined the Corporation on April 26, 2005. His basic salary during 2005 was $200,000.
(4)	Mr. Dávila joined the Corporation on June 13, 2003. His basic salary during 2003 was $206,197.
(5)	Includes $73,571 for housing and utilities; $29,561 for tax reimbursements; $11,587 vacations reimbursements; $2,119 education; $20,172 for changes in currency and 1,078 for expenses reimbursements.
(6)	Includes $72,774 for housing and utilities; $14,287 for tax reimbursements; $1,955 vacations reimbursements; and 1,094 for expenses reimbursements.
(7)	Includes $35,585 for housing and utilities; $2,013 for tax reimbursements; and 15,007 for expenses reimbursements.
(8)	Mr. Vélez joined the Corporation on July 1, 2003.
(9)	Mr. Vélez received this amount upon commencement of his employment with the Bank.

REPORT OF THE COMPENSATION AND NOMINATION COMMITTEE

General Policy

     The Corporation’s Compensation Committee of the Board of Directors evaluates the compensation policy for the President and CEO, Executive Officers of the Corporation and Presidents of its subsidiaries. The Compensation Committee as a whole considers among other factors, competitive pay practices for developing a stronger relationship between executive compensation and the Corporation and its subsidiaries’ long-term performance. Management is kept appraised of such competitive pay practices by independent consultants who conduct periodical analysis of executive compensation of a peer group of financial institutions similar in size and scope. The group used by the Board of Directors for comparison purposes is reviewed in light of industry developments, and significant mergers/acquisitions, to ensure that it is consistent with the Corporation’s size and focus. The peer group currently consists of regional banking organizations with a retail banking emphasis.

     The Corporation’s executive compensation program is linked to performance. To this end, the Corporation has developed a compensation strategy that ties a significant portion of executive compensation to the Corporation’s success in meeting each executive’s performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent and to provide compensation levels that recognize individual contributions as well as overall business results. The Compensation Committee reviews the Corporation’s overall executive compensation program in comparison to the Corporation’s executive compensation, corporate performance and to other companies of similar size. The annual compensation reviews permit an evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies. The Compensation Committee determines the compensation of corporate executives selected by the Board of Directors, including the individuals whose compensation is detailed in this proxy statement.

     In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than José R. González (the Corporation’s Chief Executive Officer), the Compensation Committee takes into account the views of Mr. González. The key elements of the Corporation’s executive compensation program consist of base salary and annual bonus. The Compensation Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. González, are discussed below. The Compensation Committee also takes into account the full compensation package afforded by the Corporation to the individual.

The President & Chief Executive Officer

     On an annual basis the Chief Executive Officer and President submits to the Corporation’s Board of Directors a plan setting forth both quantitative and intangible goals applicable to each year and long-term goals. Evaluations are made against the goals set forth in the plan. With respect to the base salary received by Mr. González for fiscal year 2005, the Compensation Committee took into account the Corporation’s financial results in fiscal years 2004 and 2005. On November 18, 2004, Mr. González received an increase in salary totaling $625,000 retroactively to the month of January 2004. On April, 2005, Mr. González received an increase in salary totaling $650,000 retroactively to the month of January 2005.

     The Compensation Committee evaluates the Chief Executive Officer and President’s performance by taking into consideration the growth of the organization, implementation of a diversification strategy, achievement of financial goals, improvements to the product and service delivery system and development of human resources. The weight and significance accorded to these factors is subjective in nature and the weight assigned to each factor determining compensation adjustments cannot be quantified.

Base Salaries of Executive Officers

     The group of Executive Officers is composed of one Senior Executive Vice President, five Executive Vice Presidents, four First Senior Vice Presidents, the Managing Director of Santander Securities Corporation, the President of Santander Mortgage Corporation, the President of Santander Asset Management Corporation and the President of Santander Insurance Agency, Inc. (the “Executive Officers”). The President and CEO recommends to the Board of Directors of the Corporation, for their approval, the salary increases and the bonuses to be awarded to the Executive Officers pursuant to the incentive plans.

     With respect to the base salary received by Senior Executive Vice President and Chief Operating Officer, Mr. García for fiscal year 2005, the Compensation Committee took into account his efforts into the Corporation’s financial results in fiscal years 2004 and 2005. On November 18, 2004, Mr. Garcia’s salary was increased to $500,000, of which $292,000 was paid by the Bank and $208,000 was paid by Santander Securities Corporation retroactively to the month of January 2004. On April, 2005, Mr. Garcia’s salary was increased to $525,000, of which $220,500 was paid by the Bank and $304,500 was paid by Santander Securities Corporation retroactively to the month of January 2005.

     Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities. The Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures. These include increases in market share, financial strength, regulator reviews, efficiency gains, improvements in services and improvements in relations with customers and employees.

     The salary increase program allows discretionary salary increases based on individual performance. It provides the President and Chief Executive Officer the opportunity to recognize changes in individual responsibilities and performance levels.

Annual Bonus

     The Corporation’s Chief Executive Officer and President and the Executive Officers are eligible for annual cash bonuses under the terms of the Corporation’s Officer Performance Bonus Plan. Under such Plan, the Compensation Committee exercises judgment and discretion in the information it reviews and the analysis it considers, and where appropriate, also considers non-financial performance measures in order to provide executive officers with an annual bonus.

Conclusion

     Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance, recognizing that the volatility of the business cycle from time to time may result in an imbalance for a particular period.

Submitted by Mr. Víctor Arbulu Mr. Gonzalo de las Heras Mr. Jesús M. Zabalza

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates pursuant to a Charter adopted by the Board of Directors of the Corporation. The Charter was reviewed and amended by the Audit Committee on March 18, 2004. A copy of such Charter was reproduced as Exhibit B to the proxy statement circulated to shareholders in connection to the 2004 Annual Meeting of Stockholders and is available on our website at www.santandernet.com.

     The role of the Audit Committee is to assist the Corporation’s Board of Directors in its oversight of the Corporation’s financial reporting process and the Corporation’s internal and external audit processes. As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to achieve compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm of the Corporation is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and the effectiveness of the Corporation’s internal controls over financial reporting.

     The members of the Audit Committee are not employees of the Corporation. All members of the Audit Committee are financially literate, but generally are not, and do not represent themselves to be, engaged professionally in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including matters relating to the determination of the independence of outside auditors. However, at least one member of the audit committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Moreover, as set forth in the Charter, the Audit Committee relies on and makes no independent verification of the financial and other information presented to it or representations made by management or the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, and internal controls and procedures, designed to achieve compliance with accounting standards and applicable laws and regulations.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2005 with management and the independent registered public accountants; and management’s assessment of the effectiveness of the Corporation’s internal control and the independent registered public accounting firm’s report on internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently modified or supplemented. The Audit Committee has obtained a report from the independent auditor that addresses certain matters related to quality, quality control, and independence, as required by the NYSE listing standards. Finally, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently modified or supplemented, has considered whether the provision of non-audit-services by the independent registered public accounting firm to the Corporation is compatible with maintaining their independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management.

     Based on the Audit Committee’s review of the audited financial statements, management’s assessment of the effectiveness of internal controls over financial reporting and the independent registered public accounting firm’s report thereon and the discussions referred to above with management and the independent registered public accounting firm and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by: Mr. Víctor Arbulu Mr. Stephen A. Ferriss Mr. Roberto H. Valentín	Director Director Director

DISCLOSURE OF AUDIT FEES

     The following is a description of the fees paid or accrued by the Corporation and its subsidiaries for the audits and other services provided by D&T for the fiscal years ended December 31, 2005 and 2004, respectively.

Audit Fees

     The aggregate “Audit Fees” paid or accrued by the Corporation for professional services rendered by D&T in connection with the audits of the Corporation’s annual consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, the attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404, as of December 31, 2005 and 2004, and for the reviews of the consolidated financial statements included in the Corporation’s quarterly report on Form 10-Q, were $1,349,200 and $1,010,170, respectively.

Audit-Related Fees

     The aggregate fees billed by D&T to the Corporation for the years ended December 31, 2005 and 2004 for audit-related services were $68,100 and $105,050, respectively. These fees relate to consulting services performed in connection with financial accounting and reporting standards.

Tax Fees

     D&T does not provide tax services to the Corporation.

All Other Fees

     There are no other fees.

     In considering the nature of the services provided by D&T, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with D&T and the Corporation’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy and Procedures

     All auditing services and non-audit services must be pre-approved by the Audit Committee. Pre-approval is waived for non-audit services if: (1) the aggregate dollar value of such services does not exceed $10,000; (2) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit. All audit and non-audit services were pre-approved by the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre- approval.

TRANSACTIONS WITH RELATED PARTIES

     The Bank has had loan transactions with the Corporation’s directors and officers, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with other people. The extensions of credit have not involved and do not currently involve more than normal risks of collectibility or present other unfavorable features.

THE CORPORATION’S COMMON STOCK

     The stock performance graph presented below compares the cumulative total stockholder return of the Common Stock of the Corporation from January 1, 2004 to December 31, 2005, with the cumulative total return of the Small Cap Commercial Banks (“SCCBNK”) and the Puerto Rico Stock Index (“PRSI”). The graph represents the performance of $100 invested on January 1, 2004 at $22.33 per share. The Board of Directors of the Bank acknowledges that the market price of the Common Stock is influenced by many factors and the Bank’s performance is only one of those. The stock price shown in the graph is not necessarily indicative of future performance.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Subject to ratification by the stockholders at the annual meeting, the Audit Committee of the Board of Directors has appointed D&T to audit the Corporation’s consolidated financial statements for the fiscal year ending December 31, 2006, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2006. D&T audited the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005. Representatives of D&T will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

     If the stockholders do not ratify the appointment of D&T, the selection of our independent registered public accountants will be reconsidered by the Audit Committee.

     The Board of Directors of the Corporation recommends that you vote FOR ratification of the appointment of D&T as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2006.

     The vote of the holders of the majority of the total votes eligible to be cast at the Annual Meeting is required for the approval of this Proposal.

PROPOSALS OF SECURITY HOLDERS TO BE PRESENTED AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders’ proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Corporate Secretary, at its principal executive offices, Santander BanCorp, 207 Ponce de León Avenue, San Juan, Puerto Rico, 00918, not later than November 23, 2006, for inclusion in the Corporation’s Proxy Statement and Form of Proxy relating to the 2007 Annual Meeting of Stockholders. If a Stockholder who otherwise desires to bring a proposal before the 2007 Annual Meeting of Stockholders does not notify the Corporation of its intent to do so or before February 9, 2007, then the proposal will be untimely and the proxies will be able to vote on the proposal in their discretion.

COMMUNICATION WITH DIRECTORS

     The Corporation has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties may contact the Board of Directors by mail at: Santander BanCorp, Investor Relations, Attention: Mr. Gonzalo de las Heras, Chairman of the Board, P.O. Box 362589, San Juan, P.R. 00936-2589. All communications made by this means will be received by the Chairman of the Board.

CORPORATE GOVERNANCE GUIDELINES

     The Corporation has adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. This Code applies to the Directors, the President and Chief Executive Officer, the Chief Operating Officer, the Chief Accounting Officer, and other executive officers of the Corporation and its subsidiaries in order to achieve a conduct that reflects the Corporation’s ethical principles. The Corporation’s Code of Business Conduct has been amended to expressly apply to the Directors of the Corporation, as required by the NYSE Corporate Governance Rule 303A.10. The Corporation has posted a copy of the code on its website at www.santandernet.com. The Corporation also adopted Corporate Governance Guidelines which are available on the Investor Relation website at www.santandernet.com, as required by the NYSE Corporate Governance Rule 303A.09. Copies of the codes may be obtained free of charge from the Corporation’s website at the above internet address.

ANNUAL REPORT AND OTHER MATTERS

     Enclosed with this Proxy Statement is the Corporation’s Annual Report to Stockholders including the Annual Report on Form 10-K, the consolidated financial statements of the Corporation for the year ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, duly certified by D&T as independent registered public accountants of the Corporation. Such Annual Report to Stockholders is not a part of these proxy solicitation materials.

     To avoid delays in ballot taking and counting, and in order to assure that your Proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: upon signing a Proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one record holder, all should sign.

     Whether or not you plan to attend the Meeting, it is very important that your shares be represented and voted in the Meeting. Accordingly, you are urged to properly complete, sign, date and return your Proxy Card.

San Juan, Puerto Rico, May 12, 2006.	By Order of the Board of Directors

Rafael Bonilla, Esq. Secretary

SANTANDER BANCORP

This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints any member of the Board of Directors as Proxy, each with the power to appoint his/her substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Santander BanCorp held on record by the undersigned on May 5, 2006, at the Annual Meeting of Shareholders to be held at the Conference Room located at the parking level of Santander Tower, B7 Tabonuco St., Guaynabo, Puerto Rico.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

ANNUAL MEETING
OF
SANTANDER BANCORP

Thursday, June 15, 2006
10:00 a.m.
Guaynabo, Puerto Rico

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect two (2) directors for a three-year term, ending on April 2009:					FOR	AGAINST	ABSTAIN
	Nominees: 01 Gonzalo de las Heras 02 Jesus Zabalza			2.	To ratify the appointment of Deloitte & Touche LLP as the company’s independent accountants for fiscal year 2006;	☐	☐	☐
	VOTE GRANTED FOR all nominees	VOTE WITHHELD FOR all nominees	VOTE GRANTED, except for the following nominee(s)
	☐	☐	☐	3.	AT THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEM 1 and 2. Please refer to instructions below.
(Insert in the space provided below the names of those nominees for whom you do not wish to vote)
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					PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN UNITED STATES, PUERTO RICO OR U.S. VIRGIN ISLANDS.

Signature ________________________________ Signature ________________________________ Date ______________
Please sign exactly as your name appears hereon. When shares are held by joint tenants or by tenants in common, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, the president or other authorized officer should sign under the full corporate name and the position of such authorized officer should appear below the signature. If a partnership, please sign in partnership name by authorized person.

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